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                                                                    Exhibit 10.7

                          INTERACTIVE DATA CORPORATION

                         2000 LONG-TERM INCENTIVE PLAN

                            OPTION GRANT CERTIFICATE

      This Option Grant Certificate, together with the summary of grant award (the "Grant Summary"), evidences the grant by Interactive Data Corporation (f/k/a Data Broadcasting Corporation) (the "Company") on the date (the "Grant Date") that appears on the Grant Summary presented to the individual (the "Grantee") whose name appears on the Grant Summary, of an option to purchase, in whole or in part, the specific number of shares of Stock set forth on the Grant Summary (at the exercise price, vesting schedule and other terms set forth therein), pursuant to the provisions of the 2000 Long-Term Incentive Plan (the "Plan") and on the terms and conditions set forth below. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Plan.

      It is intended that to the extent possible, the option evidenced by this Option Grant Certificate shall be an incentive stock option as defined in
Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). The Company shall have no liability to the Grantee, or any other party, if the option (or any part thereof) is not an incentive stock option.

      Except as otherwise indicated by the context, the term "Grantee", as used in connection with this Option Grant Certificate, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

 1.   Vesting in the Event of a Change in Control:

      (i) Notwithstanding the vesting schedule set forth on the Grant Summary, any unvested option shares shall automatically vest and become exercisable immediately upon termination of the Grantee's employment if the Grantee's employment is terminated within one (1) year following a Change in Control by the Company (other than for Cause).

      (ii) In addition, notwithstanding the vesting schedule set forth on the Grant Summary, any unvested option shares shall automatically vest and become exercisable immediately prior to the occurrence of a Change in Control if, in connection with the Change in Control, shares of Stock will no longer be listed on a recognized national securities exchange; provided, however, in the event that in connection with such a Change in Control, the holders of Stock will receive a cash payment for each share of Stock surrendered pursuant to such transaction (the "Acquisition Price"), then the Committee may instead provide that all outstanding Options shall terminate upon consummation of such transaction and that the Grantee shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Options.
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      For purposes of this Option Grant Certificate, Change in Control shall mean the occurrence of any of the following events at any time after the Grant
Date:

      (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions thereto) of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall be disregarded: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (y) any acquisition by a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or
            (z) any acquisition by Pearson plc ("Pearson");

      (b) The consummation of a merger, consolidation, or reorganization of the Company with or involving any other entity or the sale or other disposition of all or substantially all of the Company's assets (any of these events being a "Business Combination"), unless, immediately following such Business Combination, either of the following conditions is satisfied:

                  (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the resulting or acquiring Entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such Business Combination owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring Entity is referred to herein as the "Surviving Entity") in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, or

                  (y) Pearson beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Surviving Entity; or

      (c) The stockholders of the Company approve a plan of complete liquidation of the Company.


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      Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred with respect to the Grantee if the Grantee is part of a purchasing group that consummates the Change in Control transaction. The Grantee shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Grantee is either directly or indirectly an equity participant in the purchasing group (except for (A) passive ownership of less than 3% of the stock of the purchasing group, or (B) ownership of equity participating in the purchasing group which is otherwise not significant, as determined prior to the Change in Control by the Committee).

      (d) For purposes of this Option Grant Certificate, Cause shall mean (i) the Grantee's material breach of any term of any written agreement with the Company, including without limitation any violation of confidentiality and/or non-competition agreements; (ii) the Grantee's conviction for any act of fraud, theft, criminal dishonesty, or any felony; (iii) the Grantee's engagement in illegal conduct, gross misconduct, or act(s) involving moral turpitude which is materially and demonstrably injurious to the Company; or (iv) the Grantee's willful failure (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days of written notice to the Grantee from the Company, to perform his or her reasonably assigned material responsibilities to the Company. For purposes of (iv), no act or failure to act by the Grantee shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Grantee's action or omission was in the best interests of the Company.

2. Termination of Option (the "Grant Expiration Date"): The Grantee's ability to exercise his/her right to purchase shares of Stock pursuant this grant shall terminate on the earliest to occur of:

      (i)   the 10th anniversary of the Grant Date (the "Final Exercise Date");

      (ii) as to any unvested portion of this option, the termination (including voluntary resignation) of the Grantee's employment (and if such termination is for Cause, as to the vested portion as well);

      (iii) as to any vested portion of this option, unless earlier terminated in connection with a transaction described in Section 1(ii) above or as set forth parenthetically in Section 2(ii) above, three months following termination (including voluntary resignation) of the Grantee's employment; and

      (iv)  such earlier times as described in the Plan.


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3. Assignment of Company's Rights and Obligations : Except as provided in
Section 1 (ii) above, in the event of a Change in Control, the Company shall assign this Option Grant Certificate and the related Grant Summary and all of its rights and obligations thereunder to the acquiring or surviving entity, such entity shall assume in writing all of the obligations of the Company relative to this option, and the Company (in the event and so long as it remains in business as a going concern) shall remain liable for the performance of its obligations thereunder in the event of a failure of the acquiring entity to perform its obligations thereunder.

4. Acquired Rights: The award of this option: (i) does not form part of the Grantee's contract of employment (if any); (ii) does not constitute a contract of employment; and (iii) does not entitle the Grantee to any benefits other than those granted under the Plan. Benefits granted under the Plan are not part of the Grantee's ordinary salary, and shall not be considered part of such salary for pension purposes or in the event of severance, redundancy or resignation. If the Grantee's employment is terminated for any reason, the Grantee agrees that he or she shall not be entitled to any sum, shares or other benefit intended to compensate the Grantee for the loss or diminution in value of any actual or prospective rights, benefits or expectations under or in relation to the Plan.

      The Grantee understands and accepts that the benefits granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend, modify or terminate the Plan at any time, in its sole discretion and, except as may otherwise be provided in the Plan, without notice.

5. Data Protection: To the extent reasonably necessary to administer the Plan:
(i) the Company may process personal data about the Grantee, including, but not limited to (a) information concerning this option grant and any changes hereto,
(b) other personal and financial data about the Grantee, and (c) information about the Grantee's participation in the Plan and shares exercised under the Plan from time to time; and (ii) the Grantee gives explicit consent to the Company to (a) process any such personal data, and (b) transfer any such personal data outside the country in which the Grantee lives, works or is employed, including, without limitation, to the Company and any of its subsidiaries and agents, including the outside stock plan administrator as selected by the Company from time to time, and any other person the Company may deem appropriate in its administration of the Plan. The Grantee has the right to access and correct personal data by contacting a local Human Resources Representative. The transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit the Grantee from participating in the Plan.


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6. Access to Plan/Incorporation by Reference: The Grantee hereby acknowledges that he/she has access to a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference, and this option is subject to such terms and provisions in all respects.

7. Exercise of Option / Tax Withholding:

      (i) Form of Exercise. At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall transmit to the Company or its agent notice of exercise in such form as the Committee may determine from time to time. Each election to exercise this option shall specify that it relates to this Option Grant Certificate and to the related Grant Summary. The Grantee may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

      (ii) Payment of Exercise Price and Tax Withholding. As a condition to exercise, the Grantee shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan, plus an amount sufficient to satisfy any withholding tax obligation of the Company that may arise in connection with such exercise (or make provision satisfactory to the Company for the payment of any such withholding obligation). Notwithstanding the foregoing, in the event a Grantee's applicable tax rate is not readily determinable on the date of exercise of this option, a tax withholding shall be withheld from the proceeds due such Grantee using an estimated tax rate. If the actual rate of withholding tax applicable to the exercise of this option is less than the amount withheld, then the Grantee will be refunded the difference at a subsequent Company payroll date.

      (iii) Disqualifying Disposition. If the Grantee disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Grantee shall notify the Company in writing of such disposition.

8. Nontransferability of Option: This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Grantee, this option shall be exercisable only by the Grantee.



INTERACTIVE DATA CORPORATION


STUART J. CLARK
PRESIDENT AND CHIEF EXECUTIVE OFFICER


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